UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

July 22, 2013 (July 22, 2013)

Date of report (Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2013, Hexcel Corporation (the “Company”) announced that the board of directors of the Company (the “Board”) approved certain leadership changes on July 22, 2013. The Board approved the appointment of David E. Berges, the current Chairman of the Board and Chief Executive Officer of the Company, to the position of Executive Chairman of the Board effective August 1, 2013. Mr. Berges will serve as Executive Chairman until his retirement on December 31, 2013. Following his retirement, Mr. Berges will serve as a consultant to the Company for a period of one year. In connection with the foregoing, the Company and Mr. Berges have entered into the Employment and Consulting Agreement dated July 22, 2013 (the “Employment and Consulting Agreement”), which amends and restates the Employment Agreement between the Company and Mr. Berges dated December 31, 2008 (the “Prior Agreement”).

The Board appointed Nick L. Stanage, the current President and Chief Operating Officer of the Company, as Mr. Berges’s successor. Mr. Stanage will assume the position of Chief Executive Officer of the Company effective August 1, 2013 and, as Chief Executive Officer, Mr. Stanage will also continue to hold the office of President. The Board has also appointed Mr. Stanage to serve as a member of the Board, temporarily increasing the total number of directors to 11. In connection with the foregoing, the Company and Mr. Stanage have entered into the Offer of Employment dated July 22, 2013 (the “Offer Letter”).

A copy of the press release announcing Mr. Berges’s transition to Executive Chairman and subsequent retirement and Mr. Stanage’s appointment is filed as Exhibit 99.1 to this Form 8-K.

Employment and Consulting Agreement with Mr. Berges

The Employment and Consulting Agreement amends and restates the Prior Agreement in order to provide for certain terms and conditions in connection with Mr. Berges’s transition to Executive Chairman and his subsequent retirement and entry into a consulting arrangement with the Company. Pursuant to the Employment and Consulting Agreement:

•	Mr. Berges will serve as Executive Chairman until his retirement effective as of December 31, 2013, unless his employment is earlier terminated in accordance with the terms of the agreement.

•

Mr. Berges will be eligible to receive a transition bonus equal to $1,000,000 if he remains employed as Executive Chairman through December 31, 2013 and the compensation committee of the Board (the “Compensation Committee”) determines at its first regularly scheduled meeting in January 2014 that Mr. Berges has used his best efforts to achieve the transition objectives specified in the agreement. If such conditions are met, the transition bonus will be paid to Mr. Berges as soon as practicable but in no event later than ten (10) days following the date of such compensation committee meeting.

•

If Mr. Berges retires effective December 31, 2013, then Mr. Berges will serve as a consultant to the Company during the period commencing on January 1, 2014 and ending on December 31, 2014, or such earlier date on which Mr. Berges or the Company terminates the consulting relationship pursuant to the terms of the agreement.

•

In consideration for Mr. Berges’s service as a consultant, the Company shall grant to Mr. Berges a performance share award with a target grant date fair value of $1,100,000. The award will be granted in 2014 at the same time, and subject to the same performance conditions, as the performance share awards granted to executives of the Company. Mr. Berges will be entitled to receive shares earned pursuant to the award only if he continues to serve as a consultant through

December 31, 2014, except that if Mr. Berges’s service as a consultant is terminated prior to December 31, 2014 due to Mr. Berges’s death or by the Company other than by reason of Mr. Berges’s commission of certain specified conduct, then Mr. Berges or his estate as applicable shall be entitled to receive the earned shares.

•	Mr. Berges shall be subject to non-compete and non-solicit covenants while he serves as a consultant to the Company and for a period of two years thereafter.

Mr. Stanage’s Experience

Mr. Stanage, age 54, has served as President of the Company since November 2009 and as Chief Operating Officer of the Company since May 2012. Prior to joining the Company, Mr. Stanage was President of the Heavy Vehicle Products group (including both Commercial Vehicle Products and Off Highway Products) at Dana Holding Corporation from December 2005 to October 2009, and served as Vice President and General Manager of the Commercial Vehicle group at Dana from August 2005 to December 2005. From 1986 to 2005, Mr. Stanage held a variety of technical, marketing and management positions with Honeywell International Inc. (formerly AlliedSignal Inc.), including Vice President and General Manager of the Engine Systems & Accessories business unit in the aerospace group from January 2005 to August 2005, and Vice President Integrated Supply Chain & Technology of the Consumer Products Group from 2003 to January 2005. Prior to joining AlliedSignal, Mr. Stanage worked as a design engineer for Clark Equipment Company.

Offer Letter with Mr. Stanage

The Offer Letter sets forth the terms and conditions of Mr. Stanage’s employment with the Company as President and Chief Executive Officer and supersedes the Employment and Severance Agreement between the Company and Mr. Stanage dated October 28, 2009, except that Section 4(h)(1) of such agreement shall continue to apply. Pursuant to the Offer Letter:

•	Mr. Stanage’s annual base salary is $775,000.

•

Mr. Stanage’s annual bonus target for 2013 and 2014 is 100% of his base salary of $775,000. With respect to 2013, such annual bonus target will be prorated for the period from August 1 through December 31, 2013 and the annual bonus target for the period from January 1 through July 31, 2013 will be prorated at 75% of Mr. Stanage’s current base salary of $630,284.

•	Mr. Stanage will be entitled to receive a target equity award in 2014 with a target grant date value equal to 220% of his base salary.

•

Upon his termination of employment, Mr. Stanage will be entitled to receive severance pursuant to the Hexcel Corporation Executive Severance Policy (the “Policy”) and the multiples applicable for determining Mr. Stanage’s severance payments and period of post-employment benefits continuation under the Policy are (i) 2.5 in the case of a qualifying termination during a limited period prior to, or within 2 years following, a change in control of the Company or (ii) 1.5 in the case of all other qualifying terminations.

•

Mr. Stanage is subject to non-compete and non-solicit covenants that apply during his employment and for a period of 1.5 years, or 2.5 years in the event that Mr. Stanage receives enhanced change in control severance, following his termination of employment.

Executive Severance Policy

The Compensation Committee has adopted the Policy effective as of August 1, 2013. The Policy applies to a termination of employment of an executive employee of the Company who has received an offer letter of employment from the Company that expressly extends the provisions of the Policy to such executive.

The Policy provides that (i) upon a termination of employment for any reason the executive shall receive certain accrued and vested payments and (ii) in addition, (A) upon a termination due to the executive’s death, the executive’s legal representative shall receive a pro rata portion of the executive’s annual bonus (a “Pro-Rata Bonus”), (B) upon a termination due to the executive’s disability, the executive shall receive the Pro-Rata Bonus and certain disability benefits, and (C) upon a termination by the Company other than for disability or cause or a resignation by the executive for good reason, the executive shall receive (1) the Pro-Rata Bonus, (2) a cash lump sum equal to the product of (x) the sum of the executive’s annual base salary and the average of the last three annual bonus amounts awarded to the executive for the last three plan years completed prior to the termination date, multiplied by (y) a multiple specified in the executive’s offer letter, and (3) continuation of certain medical and other benefits for the period following the termination date that is specified in the executive’s offer letter.

The Compensation Committee may amend or terminate the Policy in its discretion, but no amendment or termination shall adversely affect a covered executive’s vested rights and no amendment or termination can become effective as to an executive earlier than the later of one year after written notice is delivered to such executive or two years after the occurrence of a change in control.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Hexcel Corporation Press Release issued July 22, 2013

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

July 22, 2013

/s/ Wayne C. Pensky
Wayne C. Pensky
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Hexcel Corporation Press release issued July 22, 2013.